Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS THIRD-QUARTER RESULTS
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Revenues Increase 11.4% to $185.7 Million
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Affirms Financial Guidance for 2014

NASHVILLE, Tenn. (October 23, 2014) – Ben R. Leedle, Jr., president and chief executive officer of Healthways (NASDAQ: HWAY), today announced financial results for the third quarter and nine months ended September 30, 2014. For the quarter, revenues increased 11.4% to $185.7 million from $166.6 million for the third quarter of 2013. Net income for the third quarter of 2014 was $2.0 million, or $0.05 per share, compared with $1.8 million, or $0.05 per share, for the third quarter of 2013. Adjusted net income per diluted share for the third quarter of 2014 and 2013 was $0.08, which excludes non-cash interest expense of $0.03 for each quarter. (See pages 9 and 10 for a reconciliation of non-GAAP financial measures.)

For the first nine months of 2014, revenues increased 9.9% to $543.0 million from $494.0 million for the first nine months of 2013. Net loss for the first nine months of 2014 was $8.1 million, or $0.23 per share, compared with a net loss of $3.3 million, or $0.09 per share, for the same period in 2013. Adjusted net income per diluted share for the first nine months of 2014 was $0.03, which excludes a contract dispute settlement charge of $0.17 and non-cash interest expense of $0.09, compared with adjusted net loss of $0.07 for the first nine months of 2013, which excludes non-cash interest expense of $0.03.

"Healthways' third-quarter performance is consistent with our expectations for the year and demonstrates our continued growth momentum," Leedle said. "Third-quarter revenues increased at a double-digit year-over-year pace for the second consecutive quarter and also grew on a sequential-quarter basis for the fifth consecutive quarter.  As we have previously discussed, we expect this type of revenue growth to create significant long-term expansion in operating leverage because of the fixed-cost nature of our unique and scaled operating platform. We are therefore pleased that our revenue growth of 9.9% for the first nine months of 2014 has driven meaningful margin improvement, with adjusted EBITDA increasing 13.5% from the comparable period in 2013.

"Net cash flows from operations for the third quarter of 2014 were $13.0 million, and capital expenditures totaled $11.0 million. Our ratio of total debt to EBITDA, as calculated under our credit agreement, improved slightly from the end of the second quarter to 3.85 at the end of the third quarter of 2014."

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HWAY Reports Third-Quarter Results

October 23, 2014

Broad Market Adoption of Well-Being Improvement

"Market demand for population health services remains strong, and we continue to experience increasing interest in our Well-Being Improvement SolutionTM among all our customer markets: commercial health plans; Medicare and Medicaid health plans; large employers; health systems, hospitals and physicians; and international," Leedle said. "We signed 23 contracts during the third quarter, including five contracts with new customers, five contract expansions and thirteen contract extensions.  Since the end of the third quarter, we have renewed the third of the four contracts up for renewal in 2014 that each represented at least 2% of 2013 revenues.

"We continue to see a growing pipeline of health system prospects. Three of our third-quarter contract signings were with health systems, and so far we have signed two additional contracts with new health system customers in the fourth quarter. Without exception, these health systems are focused on positioning themselves for the clinical outcomes and financial risks inherent in population health management. These health systems view the Dr. Dean Ornish Lifestyle Management program and our acute-to-post acute Care Transitions SolutionTM as either ideal entry points or key capabilities under a broader relationship because of the immediate benefits they provide under either fee-for-service reimbursement or value-based payment arrangements."

2014 Financial Guidance

Key Elements (See pages 9 and 10 for a reconciliation of non-GAAP financial measures):

•	Guidance for 2014 revenues remains in a range of $730 million to $760 million.
•	Guidance for 2014 adjusted EBITDA margin remains in a range of 10.5% to 11.5%.
•	Earnings guidance:

Guidance
Year Ending
December 31,
2014
Adjusted net earnings per diluted share	$0.11 – 0.26
Non-cash interest expense per share	(0.11)
Settlement charge per share	(0.17)
Net (loss) per share	$(0.17)-(0.02)

Healthways expects that profit margins will improve sequentially in the fourth quarter of 2014 compared with the third quarter, primarily driven by the increased recognition of performance-based fees, as well as ongoing revenue growth from current and new customers.  Healthways also continues to expect operating cash flow for the full year of $75 million to $85 million, total capital expenditures of $40 million to $45 million, and improvement in its ratio of total debt to EBITDA, as calculated under its credit agreement.

Summary

Leedle concluded, "Our financial results for the third quarter and first nine months of 2014 position us to achieve our financial guidance for the full year.  To conclude the year as planned, we must continue to successfully execute the ongoing ramp of existing contracts, the launch of new contracts and the timely recognition of performance-based fees. Based on our results throughout 2014 to-date and our expectations for the remainder of the year, we are affirming our financial guidance for the full year."

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HWAY Reports Third-Quarter Results

October 23, 2014

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software.  Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 8108100, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly and year-end financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;

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HWAY Reports Third-Quarter Results

October 23, 2014

•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports Third-Quarter Results

October 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$185,656	$166,615	$543,047	$494,049
Cost of services (exclusive of depreciation and amortization of $9,392, $9,115, $28,368, and $26,826, respectively, included below)	148,950	131,109	443,574	405,835
Selling, general and administrative expenses	15,756	16,440	49,086	43,816
Depreciation and amortization	13,378	12,952	40,250	39,499
Legal settlement charges	—	—	9,363	—

Operating income	7,572	6,114	774	4,899
Interest expense	4,574	5,006	13,472	11,486

Income (loss) before income taxes	2,998	1,108	(12,698)	(6,587)
Income tax expense (benefit)	1,025	(691)	(4,559)	(3,336)

Net income (loss)	$1,973	$1,799	$(8,139)	$(3,251)

Earnings (loss) per share:
Basic	$0.06	$0.05	$(0.23)	$(0.09)

Diluted	$0.05	$0.05	$(0.23)	$(0.09)

Comprehensive income (loss)	$849	$2,444	$(8,853)	$(2,444)

Weighted average common shares
and equivalents:
Basic	35,351	34,682	35,263	34,288
Diluted (1)	36,477	35,834	35,263	34,288

(1)The assumed exercise of stock-based awards for the nine months ended September 30, 2014 and 2013 was not considered because the impact would be anti-dilutive.

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HWAY Reports Third-Quarter Results

October 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	September 30,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$1,708	$2,584
Accounts receivable, net	114,223	89,484
Prepaid expenses	10,138	9,228
Other current assets	6,599	6,857
Income taxes receivable	1,704	1,402
Deferred tax asset	7,631	9,667
Total current assets	142,003	119,222

Property and equipment:
Leasehold improvements	38,957	37,463
Computer equipment and related software	311,157	290,392
Furniture and office equipment	23,558	22,881
Capital projects in process	38,914	25,228
	412,586	375,964
Less accumulated depreciation	(248,576)	(217,766)
	164,010	158,198

Other assets	61,162	53,629
Intangible assets, net	71,466	79,162
Goodwill, net	338,800	338,800

Total assets	$777,441	$749,011

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HWAY Reports Third-Quarter Results

October 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30,	December 31,
	2014	2013
Current liabilities:
Accounts payable	$36,729	$33,125
Accrued salaries and benefits	17,376	20,157
Accrued liabilities	51,701	32,065
Deferred revenue	8,880	4,496
Contract billings in excess of earned revenue	17,463	17,411
Current portion of long-term debt	19,724	14,340
Current portion of long-term liabilities	1,812	2,822
Total current liabilities	153,685	124,416

Long-term debt	237,370	237,582
Long-term deferred tax liability	27,306	33,320
Other long-term liabilities	59,771	51,003

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,360,327 and 35,107,303 shares outstanding, respectively	35	35
Additional paid-in capital	288,716	283,244
Retained earnings	39,861	48,000
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(1,121)	(407)
Total stockholders' equity	299,309	302,690

Total liabilities and stockholders' equity	$777,441	$749,011

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HWAY Reports Third-Quarter Results

October 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(8,139)	$(3,251)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	40,250	39,499
Amortization of deferred loan costs	1,390	1,096
Amortization of debt discount	5,018	1,497
Share-based employee compensation expense	5,867	5,207
Deferred income taxes	(6,464)	45
Excess tax benefits from share-based payment arrangements	(340)	(572)
(Increase) decrease in accounts receivable, net	(21,505)	23,185
(Increase) decrease in other current assets	(2,110)	138
Decrease in accounts payable	(7,295)	(4,363)
Decrease in accrued salaries and benefits	(3,404)	(9,777)
Increase (decrease) in other current liabilities	20,265	(398)
Other	8,786	(941)
Net cash flows provided by operating activities	32,319	51,365

Cash flows from investing activities:
Acquisition of property and equipment	(31,927)	(32,833)
Business acquisitions, net of cash acquired	—	(830)
Other	(6,318)	(5,754)
Net cash flows used in investing activities	(38,245)	(39,417)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt	350,750	314,800
Payments of long-term debt	(357,962)	(461,380)
Deferred loan costs	(88)	(5,210)
Excess tax benefits from share-based payment arrangements	340	572
Exercise of stock options	1,498	12,562
Proceeds from cash convertible senior notes	—	150,000
Proceeds from sale of warrants	—	15,150
Payments for convertible note hedge transactions	—	(36,750)
Change in outstanding checks and other	11,221	104
Net cash flows provided by (used in) financing activities	5,759	(10,152)

Effect of exchange rate changes on cash	(709)	(740)

Net (decrease) increase in cash and cash equivalents	(876)	1,056

Cash and cash equivalents, beginning of period	2,584	1,759

Cash and cash equivalents, end of period	$1,708	$2,815

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HWAY Reports Third-Quarter Results

October 23, 2014
HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share
 to Net Income (Loss) and Net Income (Loss) Per Share, GAAP Basis

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013		Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income (loss) (1)	$3,009	$0.08	$2,705	$0.08	$931	$0.03	$(2,345)	$(0.07)
Net loss attributable to non-cash interest charges (2)	(1,036)	(0.03)	(906)	(0.03)	(3,033)	(0.09)	(906)	(0.03)
Net loss attributable to legal settlement charges (3)	—	—	—	—	(6,037)	(0.17)	—	—
Net income (loss), GAAP basis (4)	$1,973	$0.05	$1,799	$0.05	$(8,139)	$(0.23)	$(3,251)	$(0.09)

(1) Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures.  The Company excludes net loss attributable to non-cash interest and legal settlement charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net income (loss) or adjusted net income (loss) per share in isolation or as a substitute for net income (loss) or net income (loss) per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to non-cash interest charges represents the after-tax impact of the amortization of a debt discount for the three and nine months ended September 30, 2014 and 2013.

(3) Net loss attributable to legal settlement charges represents the after-tax impact of the Company's settlement of a contractual dispute in April 2014.

(4) Figures may not add due to rounding.

Reconciliation of Adjusted EPS Guidance
to EPS (Loss) Guidance, GAAP Basis

Twelve Months Ending
December 31, 2014
Adjusted EPS guidance (5)	$0.11-0.26
EPS (loss) guidance attributable to non-cash interest charges (6)	(0.11)
EPS (loss) guidance attributable to legal settlement charges (7)	(0.17)
EPS (loss) guidance, GAAP basis	$(0.17)-(0.02)

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HWAY Reports Third-Quarter Results

October 23, 2014

(5) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS (loss) guidance determined in accordance with accounting principles generally accepted in the United States.

(6) EPS (loss) guidance attributable to non-cash interest charges consists of pre-tax charges of $6.8 million for the twelve months ending December 31, 2014 associated with amortization of a debt discount.

(7) EPS (loss) guidance attributable to legal settlement charges consists of pre-tax charges of $9.4 million for the twelve months ending December 31, 2014 related to the Company's settlement of a contractual dispute in April 2014.

Reconciliation of Adjusted EBITDA
to Net Loss, GAAP Basis
(In thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013	Growth
Adjusted EBITDA (8)	$50,387	$44,398	13.5%
Legal settlement charges (9)	(9,363)	—
Depreciation and amortization	(40,250)	(39,499)
Interest expense	(13,472)	(11,486)
Income tax benefit	4,559	3,336
Net loss, GAAP basis	$(8,139)	$(3,251)

(8) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss determined in accordance with accounting principles generally accepted in the United States.

(9) Legal settlement charges consists of pre-tax charges of $9.4 million for the nine months ended September 30, 2014 related to the Company's settlement of a contractual dispute in April 2014.

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